POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Dr. Johannes Liefke and Ericka Mazzillo individually, as the undersigned’s true and lawful attorney-in-fact, with full power and authority, including substitution and revocation, as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1)
obtain and maintain credentials, including any Form ID or amended Form ID, to enable the undersigned, directly or indirectly including through a delegated entity, account administrator or other designated filing agent, to submit and file information and documents via the Electronic Data Gathering and Retrieval (“EDGAR”) system or successor EDGAR Next of the United States Securities and Exchange Commission (the “SEC”), including identification codes, verification codes, passwords and password management codes, and any related annual certifications or confirmations, and to act as the undersigned’s agent for such purposes;
(2)
prepare, execute, acknowledge, deliver and file, on behalf of the undersigned, one or more Forms 144 (including any amendments thereto) with respect to securities of Birkenstock Holding plc, a Jersey public limited company, and any successor issuer thereto (the “Company”), including the Company’s ordinary shares (“ordinary shares”), orally or electronically, to sell ordinary shares to the public from time to time in accordance with Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder;
(3)
prepare, execute, acknowledge, deliver and file for and on behalf of the undersigned, in the undersigned’s capacity as a reporting person of the Company, pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, Forms 3, Forms 4 and Forms 5 (including any amendments thereto) (“Section 16(a) Forms”) in accordance with Section 16(a) of the Exchange Act;
(4)
do and perform any and all acts, directly or indirectly including through a delegated entity, account administrator or other designated filing agent, for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any applicable stock exchange or similar authority;
(5)
seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned or such attorney-in-fact and hereby approves and ratifies any such release of information;
(6)
perform any and all other acts which in the discretion of such attorney-in-fact are necessary, may be of benefit to, in the best interest of, or legally required by, or desirable for and on behalf of the undersigned in connection with the foregoing, it being understood that the documents executed by any of such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorneys-in-fact may approve in the discretion of any of such attorneys-in-fact; and

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(7)
act as an account administrator for the undersigned’s EDGAR account, including: (i) appointing, removing and replacing account administrators, account users, technical administrators and delegated entities; (ii) maintaining the security of the undersigned’s EDGAR account, including modification of access codes; (iii) maintaining, modifying and certifying the accuracy of information on the undersigned’s EDGAR account dashboard; (iv) acting as the EDGAR point of contact with respect to the undersigned’s EDGAR account; and (v) performing any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators.

The undersigned acknowledges that:

(8)
this Power of Attorney authorizes, but does not require, such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;
(9)
any documents prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable; and
(10)
neither the Company nor such attorney-in-fact assumes (i) any liability for the undersigned’s responsibility to comply with the requirements of the Securities Act or the Exchange Act or (ii) any liability of the undersigned for any failure to comply with such requirements.

The undersigned hereby gives and grants the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this limited Power of Attorney. Any previous Power of Attorney covering the same subject matter hereof is hereby revoked effective the date hereof.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 144 or Section 16(a) Forms or if earlier, until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

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IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 12th day of February, 2026.

/s/ David Kahan
Signature

David Kahan
Print Name

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